FORM 8-K

                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                           Current Report

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


Date of Report(Date of earliest event reported) March 11, 1996(March 7, 1996)

                         ESPEY MFG. & ELECTRONICS CORP.
             (Exact name of registrant as specified in its charter)


New York                    1-4383                      14-1387171
(State or other          (Commission                  (IRS Employer
jurisdiction of           File Number)                 Identification No.)
incorporation)

P.O. Box 422,    Saratoga Springs,    New York           12866
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code    518-584-4100

                        Not Applicable
      (Former name or former address, if changed since last report)





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Item 5.        Other Materially Important Events.


     On March 7, 1996 the registrant purchased in a private transaction from The Entwistle Company and from Global Securities, Inc. an aggregate of 219,400 shares of the registrant's common stock for an aggregate cash purchase price of $3,620,100. The purchased shares amount to 16.39% of the then outstanding common stock of the registrant. The sellers agreed that for a period of 10 years they will not directly or indirectly purchase or acquire any securities of the registrant or participate in any contest relating to the election of directors of the registrant or participate in seeking to obtain control of the registrant.

                    SIGNATURES


     Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         ESPEY MFG. & ELECTRONICS CORP.


                         Herbert Potoker, Treasurer

Dated: March 11, 1996